UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 19, 2019

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdictionof Incorporation)	(CommissionFile Number)	(IRS EmployerIdentification No.)

400 Connell Drive, Suite 5000, Berkeley Heights, NJ	07922
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 517-9500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On March 19, 2019, we entered into an employment agreement with Phoebe Mounts, M.D. to serve as our Executive Vice President and General Counsel as Head of Regulatory, Compliance and Legal commencing on May 1, 2019. Unless renewed pursuant to the terms thereof, the agreement will expire on April 30, 2022. After the initial three-year term of the employment agreement, the agreement will automatically renew for additional successive one-year periods, unless either party notifies the other in writing at least 90 days before the expiration of the then current term that the agreement will not be renewed.

In exchange for her service as our Executive Vice President and General Counsel as Head of Regulatory, Compliance and Legal, Dr. Mounts will receive an annual base salary of $350,000, which cannot be decreased unless all officers and/or members of our executive management team experience an equal or greater percentage reduction in base salary and/or total compensation, provided that any reduction in executive’s salary may be no greater than 25%. Dr. Mounts will be eligible for an annual bonus, which may equal up to 30% of her base salary then in effect, as determined by our Board or compensation committee. In determining such bonus, our Board or compensation committee will take into consideration the achievement of specified company objectives, predetermined by our Chief Executive Officer and approved by the Board or compensation committee, and specified personal objectives, predetermined by the Board and the executive. For fiscal year 2019, the executive’s bonus will be prorated, contingent upon her meeting performance objectives established by the Board and the executive. The executive must be employed through December 31 of a given year to earn that year’s annual bonus.

In connection with the executive’s employment, we agreed to grant her upon the commencement of her employment stock options to purchase 350,000 shares of our common stock, 210,000 of which vest over four years and 140,000 of which vest upon the achievement of designated milestones. The option amounts do not give effect to our recently announced 1-for-5 reverse stock split, scheduled to be effective on March 26, 2019.

The executive is eligible to participate in all employee benefits available to our senior executives from time-to-time. Pursuant to the agreement, the executive is eligible for up to four weeks of paid vacation per year and may be reimbursed for specified business-related expenses.

If we terminate executive’s employment for Cause (as defined below), executive will be entitled to receive only the accrued compensation due to her as of the date of such termination, rights to indemnification and directors’ and officers’ liability insurance, and as otherwise required by law. All unvested equity awards then held by executive will be forfeited to us as of such date.

If we terminate executive’s employment other than for Cause, death or disability, other than by notice of nonrenewal, or if executive resigns for Good Reason (as defined below), executive will receive the following benefits: (i) payment of any accrued compensation and any unpaid bonus for the prior year, as well as rights to indemnification and directors’ and officers’ liability insurance and any rights or privilege otherwise required by law; (ii) we will continue to pay her base salary and benefits for a period of nine months following the effective date of the termination of employment; (iii) payment on a prorated basis for any target bonus for the year of termination based on the actual achievement of the specified bonus objectives; (iv) if executive timely elects continued health insurance coverage under COBRA, then we will pay the premium to continue such coverage for her and her eligible dependents in an amount equal to the portion paid for by us during executive’s employment until the conclusion of the time when she is receiving continuation of base salary payments or until she becomes eligible for group health insurance coverage under another employer’s plan, whichever occurs first, provided however that we have the right to terminate such payment of COBRA premiums on behalf of executive and instead pay her a lump sum amount equal to the COBRA premium times the number of months remaining in the specified period if we determine in our discretion that continued payment of the COBRA premiums is or may be discriminatory under Section 105(h) of the Internal Revenue Code of 1986, as amended; and (v) all unvested stock options held by executive shall be accelerated and deemed to have vested as of the termination date, provided that any milestone option whose vesting requirements have not been met as of the termination date will not be accelerated, and all options that have vested (including upon such acceleration) will remain exercisable until the earlier of 12 months following such termination or the expiration date of the respective options. The separation benefits set forth above are conditioned upon executive executing a release of claims against us, our parents, subsidiaries and affiliates and each such entities’ officers, directors, employees, agents, successors and assigns in a form acceptable to us, within a time specified therein, which release is not revoked within any time period allowed for revocation under applicable law.

If we terminate executive without Cause or if executive resigns for Good Reason within 24 months after a change in control (as defined in our 2013 Stock Incentive Plan), executive will receive the following benefits: (i) payment of any accrued compensation, as well as rights to indemnification and directors’ and officers’ liability insurance and any rights or privilege otherwise required by law; (ii) we will continue to pay her base salary and full target bonus for a period of nine months following the effective date of the termination of employment; (iii) payment on a prorated basis for any partial bonus earned by executive based on the actual achievement of the specified bonus objectives; (iv) if executive timely elects continued health insurance coverage under COBRA, then we will pay the entire premium necessary to continue such coverage for her and her eligible dependents until the conclusion of the time when she is receiving continuation of base salary payments or until she becomes eligible for group health insurance coverage under another employer’s plan, whichever occurs first, provided however that we have the right to terminate such payment of COBRA premiums on behalf of executive and instead pay her a lump sum amount equal to the COBRA premium times the number of months remaining in the specified period if we determine in our discretion that continued payment of the COBRA premiums is or may be discriminatory under Section 105(h) of the Internal Revenue Code of 1986, as amended; and (v) all unvested stock options held by executive shall be accelerated and deemed to have vested as of the termination date and all options that have vested (including upon such acceleration) will remain exercisable until the earlier of 12 months following such termination or the expiration date of the respective options. The separation benefits set forth above are conditioned upon executive executing a release of claims against us, our parents, subsidiaries and affiliates and each such entities’ officers, directors, employees, agents, successors and assigns in a form acceptable to us, within a time specified therein, which release is not revoked within any time period allowed for revocation under applicable law.

For purposes of the agreement, “Cause” is defined as: (i) the willful failure, disregard or refusal by executive to perform her material duties or obligations under the agreement (other than as a result of executive’s mental incapacity or illness, as confirmed by medical evidence provided by a physician selected by us) that is not cured, to the extent subject to cure, by executive to our reasonable satisfaction within 30 days after we gave written notice thereof to executive; (ii) any willful, intentional or grossly negligent act by executive having the effect of materially injuring (whether financially or otherwise) our business or reputation or any of our affiliates; (iii) executive’s conviction of any felony involving moral turpitude (including entry of a guilty or nolo contendere plea); (iv) executive’s qualification as a “bad actor,” as defined by 17 CFR 230.506(a); (v) the good faith determination by the Board, after a reasonable and good-faith investigation by us that executive engaged in some form of harassment or discrimination prohibited by law (including, without limitation, harassment on the basis of age, sex or race) unless executive’s actions were specifically directed by the Board; (vi) any material misappropriation or embezzlement by executive of our property or our affiliates (whether or not a misdemeanor or felony); or (vii) material breach by executive of the agreement that is not cured, to the extent subject to cure, by executive to our reasonable satisfaction within 30 days after we gave written notice thereof to executive.

For purposes of the agreement, “Good Reason” is defined as: (i) any material breach of the agreement by us; (ii) any material diminution by us of executive’s duties, responsibilities, or authority; (iii) a material reduction in executive’s annual base salary unless all officers and/or members of our executive management team experience an equal or greater percentage reduction in annual base salary and/or total compensation; or (iv) a material reduction in executive’s target bonus level unless all officers and/or members of our executive management team experience an equal or greater percentage reduction related to target bonus levels.

If executive terminates her employment by written notice of termination or if executive or we terminate her employment by providing a notice of nonrenewal at least 90 days before the agreement is set to expire, executive will not be entitled to receive any payments or benefits other than any accrued compensation, any unpaid prior year’s bonus, rights to indemnification and directors’ and officers’ liability insurance and as otherwise required by law.

If executive’s employment is terminated as a result of her death or disability, we will pay her or her estate, as applicable, any accrued compensation.

During the term of the agreement and the 12-month period immediately following executive’s separation from employment for any reason, executive is prohibited from engaging in any business within the United States and the European Union involving the development or commercialization of a preventive anti-infective product that would be a competitor of Neutrolin or a product containing taurolidine or any other product being actively developed or produced by us on the date of termination of her employment.

Prior to her employment with us, Dr. Mounts was a partner at Morgan Lewis, where she provided legal counsel to life sciences companies for over 20 years. As part of her work at Morgan Lewis, Dr. Mounts had been providing us legal services as outside counsel since 2013, with responsibility for developing our FDA regulatory strategies for Neutrolin. Prior to graduating from Georgetown University Law Center, Dr. Mounts was on the faculty of the Johns Hopkins University School of Public Health for 16 years, specializing in molecular biology and infectious disease. She received her Ph.D. in Molecular biology from the University of Edinburgh in Scotland.

The description of Dr. Mounts’ employment agreement provided above is qualified in its entirety by reference to the full and complete terms of the agreement, which we intend to file as an exhibit to our Quarterly Report on Form 10-Q for the quarter ending March 31, 2019.

Item 8.01. Other Events.

On March 21, 2019, we issued a press release to report the hiring of Dr. Mounts. A copy of the release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

 (d)
Exhibits

Exhibit No.        Description

99.1                    Press release dated March 21, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORMEDIX INC.,

Date: March 21, 2019	By:	/s/ Robert W. Cook
Name: Robert W. Cook
Title: Chief Financial Officer

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